Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innolog Holdings Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William P. Danielczyk, Executive Chairman of the Board and Principal Executive Officer of the Company, and Eric Wagner, Chief Financial Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William P. Danielczyk
William P. Danielczyk
Principal Executive Officer
May 20, 2013

/s/ Eric Wagner
Eric Wagner
Chief Financial Officer
May 20, 2013